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                                                                    EXHIBIT 23.3


                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 8, 2000, with respect to the financial statements of Metamor Worldwide incorporated by reference in the Registration Statement (Form S-3) and related Prospectus of PSINet Inc. For the registration of 16,500,000 shares of its 7% Series D cumulative convertible preferred stock.


/s/ Ernst & Young LLP

Houston, Texas
April 26, 2000